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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-39795, 333-72895, 333-77893, 333-54064, 333-54068 and 333-63018) pertaining to the 1997 Equity Incentive Plan, the 1998 Non-Employee Directors' Stock Option Plan, the Employee Stock Purchase Plan, the GeneMedicine 1993 Stock Option Plan, the Non-Plan Option Grants and the 2001 Non-Statutory Plan of Valentis, Inc., and in the Registration Statements on Form S-3 (File Nos. 333-38092 and 333-54066) of Valentis, Inc., of our report dated August 13, 2002 (except for paragraphs 5 through 10 of Organization and Basis of Presentation in Note 1, and Note 16, as to which the date is September 30, 2002), with respect to the consolidated financial statements of Valentis, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2002.

/s/ ERNST & YOUNG LLP

Palo Alto, California
September 30, 2002

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Consent of Ernst & Young LLP, Independent Auditors